UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

Amendment No. 2 to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  February 25, 2020

DPW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Shipyard Way, Suite E, Newport Beach, CA 92663

 (Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DPW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 2 on Form 8-K/A (the “Amended Current Report”) amends the Current Report on Form 8-K of DPW Holdings, Inc. (then known as Digital Power Corporation) originally filed with the Securities and Exchange Commission on March 20, 2017 (the “Prior Filing”). Its sole purpose is to amend the Purchase Order (as defined below) to extend the term.

Other than the foregoing, this Amended Current Report speaks as of the original date of the Prior Filing, does not reflect events that may have occurred subsequent to the date of the Prior Filing and does not modify or update in any way disclosures made in the Prior Filing

Item 1.01	Entry into a Material Definitive Agreement.

On March 14, 2017, DPW Holdings, Inc., formerly known as Digital Power Corporation (the “Company”), and MTIX Ltd. entered into a three-year, US $50 million purchase order to manufacture, install and service fabric treatment machines that utilize MTIX’s proprietary Multiplexed Laser Surface Enhancement (MLSE™) system (the “Purchase Order”). On February 24, 2020, the parties extended the term of the Purchase Order to March 7, 2022.

Item 9.01	Exhibits and Financial Statements

(d)           Exhibits:

Exhibit No.	Description

10.1	Purchase Order *
10.2	Amendment to MTIX Limited Purchase Order Number 2121

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPW HOLDINGS, INC.

Dated: February 25, 2020	/s/ Henry Nisser
Henry Nisser
Executive Vice President